INCENTIVE OPTION AGREEMENT

BETWEEN

Redsky Group Limited (旭鴻集團有限公司)

AND

Grantee

Date: October 19, 2007

THIS INCENTIVE OPTION AGREEMENT (this "**Agreement**") is made on October 19, 2007 by and between Redsky Group Limited (旭鴻集團有限公司), a British Virgin Islands company (the "**Company**") and the individual listed in **Schedule A** hereto (the "**Grantee**").

The Company and the Grantee are collectively referred to as the "**Parties**" and each of them as a "**Party**".

Whereas, the Company is one of the registered shareholders of BAORUN CHINA GROUP LIMITED, a Hong Kong company (the "**HK Company**"), holding 9500 Ordinary Shares in the HK Company as of the date of this Agreement.

Whereas, the Grantee has contributed to the growth of the Company. In consideration of the Grantee's contributions to the Company and as an incentive to the Grantee to continue his commitment to the Company, the Company has agreed to grant to the Grantee, and the Grantee has agreed to accept from the Company, an incentive option (the "**Option**") to purchase certain number of ordinary shares of the Company (the "**Option Shares**") as set forth in **Schedule A** hereto, on the terms and subject to the conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS

1.1. Defined Terms : In this Agreement (including the Recitals and the Schedules), unless the context otherwise requires, the following words and expressions shall have the following meanings:

"**Business Day**" means a day (other than Saturdays, Sundays and public holidays) on which banks are generally open for business in China;

"**China**" or "**PRC**" means the People's Republic of China;

"**Completion Date**" means the date falling seven (7) Business Days after the service of the Exercise Notice by the Grantee on the Company;

"**Completion**" means the completion of the sale to and purchase by the Grantee of the Option Shares under this Agreement;

"**Distributions**" means any cash proceeds arising from or in respect of, or in exchange for, or accruing to or in consequence of the Option Shares from the Effective Date to the Completion Date, including without limitation the Dividends.

"**Dividends**" means the dividends declared by the Company and accrued in respect of the Option Shares (whether or not such dividends shall have been paid and received by the Grantee);

"**Effective Date**" means the date of this Agreement;

"**Exercise**" means the exercise by the Grantee or his Nominee(s) of the Option pursuant to the terms of this Agreement;

"**Exercise Notice**" means the notice substantially in the form set out in Part I of **Schedule B**;

"**Exercise Price**" means the exercise price to be paid by the Grantee to the Company in

respect of the Option Shares issued to such Grantee as set forth opposite his name in **Schedule A**;

"**Nominee**" means such person nominated by the Grantee in the Transfer Notice to be the transferee of the Option or Option Shares;

"**Option Effective Date**" has the meaning ascribed to it in Clause 2.3;

"**Performance Target**" has the meaning ascribed to it in Clause 3;

"**RMB**" means the lawful currency of China;

"**Securities Exchange**" means the transaction among all the shareholders of HK Company, the HK Company and International Imaging Systems Inc. regarding the swap of shares of HK Company for the shares of International Imaging Systems Inc. as set forth under the Share Exchange Agreement to be entered into by and among all the shareholders of HK Company, the HK Company and International Imaging Systems Inc.;

"**Transfer Notice**" means the notice substantially in the form set out in Part II of **Schedule B**;

"**US$**" or "**United States Dollar**" means the lawful currency of the United States of America.

1.2. Interpretation: Except to the extent that the context requires otherwise:

1.2.1 words denoting the singular shall include the plural and vice versa; words denoting any gender shall include all genders; words denoting persons shall include firms and corporations and vice versa;

1.2.2 any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted whether before or after the date of this Agreement and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or re-enacted) which such provisions or regulations have directly or indirectly replaced;

1.2.3 the words "**written**" and "**in writing**" include any means of visible reproduction;

1.2.4 any reference to "**Clauses**", "**Recitals**" and "**Schedules**" are to be construed as references to clauses and recitals of, and schedules to, this Agreement; and

1.2.5 any reference to a time of day is a reference to China time unless provided otherwise.

1.3. Headings: The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

2. OPTION

2.1. Option: In consideration of the contributions which the Grantee has made to the Company and his continuing commitment to the Company, the Company hereby irrevocably and unconditionally grants to the Grantee the Option for such Grantee to acquire from the Company, at the Exercise Price, at any time during the Exercise Period (defined below) any or all of the Option Shares set forth opposite his name in **Schedule A** hereto, free from all claims, liens, charges, pledges, mortgages, trust, equities and other encumbrances, and with all rights attaching thereto on the Completion Date.

2.2. Vesting Schedule: Subject to the terms and conditions hereto, the Option may be exercised, in whole or in part, in accordance with the following schedule:

25% of the Option Shares subject to the Option shall vest and become exercisable upon the Option Effective Date (as defined below), 25% of the Option Shares subject to the Option shall vest and become exercisable on the date of fulfillment of the 2008 Half Revenue (as defined below) and 50% of the Option Shares subject to the Option shall vest and become exercisable on the date of fulfillment of the 2008 Revenue (as defined below).

2.3. Exercise Period: The Option shall vest and become effective and exercisable commencing on the date when the 2007 Revenue (as defined below) has been fulfilled and the Securities Exchange has been completed or abandoned pursuant to the terms of the definitive agreement regarding the Securities Exchange (the "**Option Effective Date**"). Subject to the vesting schedule set forth in Section 2.2 of this Agreement, the Option may be exercised by the Grantee (or his Nominee on behalf of the Grantee) at any time following the Option Effective Date ("**Exercise Period**").

2.4. Nominees: The Grantee may, at any time during the Exercise Period, at his sole discretion, nominate one or more person(s) (each a "**Nominee**") to be the transferee(s) of whole or part of his Option, who shall hold and/or exercise the transferred Option on behalf of the Grantee.

2.5. Exercise Notice: The Option may be exercised by the Grantee or his Nominee(s), in whole or in part, at any time during the Exercise Period, by serving an Exercise Notice on the Company.

2.6. Exercise: The Company agrees that it shall, upon receipt of the Exercise Notice, issue to the Grantee (or his Nominee(s), as the case may be) any and all of the Option Shares specified in the Exercise Notice, free from all claims, liens, charges, pledges, mortgages, trust, equities and other encumbrances, and with all rights now or hereafter attaching thereto. The Option shall be exercisable only in compliance with PRC laws and regulations and the Grantee (or his Nominee(s), as the case may be) shall complete any and all approval or registration procedures regarding the exercise of his Option at PRC competent authorities in accordance with applicable PRC laws and regulations.

2.7. Transfer Notice: In case that the Grantee transfers any or all of his Option to one or more Nominee(s) in accordance with Clause 2.4 above, the Grantee shall serve a Transfer Notice on the Company.

2.8. Transfer to Nominees: The Company agrees that it shall, upon receipt of the Transfer Notice, take all actions necessary to allow the Nominee(s) to be entitled to any or all of Option specified in the Transfer Notice.

Upon exercise by any Nominee(s) of the transferred Option on behalf of the Grantee, the Grantee shall serve the Exercise Notice on the Company in his own name for the exercising Nominee(s). Upon receipt of such Exercise Option, the Company shall issue to such Nominee(s) any and all of the relevant Option Shares in the same manner as specified in Clause 2.6.

2.9. Payment of Exercise Price: Upon Exercise of the Option in whole or in part, the exercising Grantee (or his Nominee(s), as the case may be) shall pay the Exercise Price to the Company.

2.10. The Company's Obligation upon Exercise: The Company agrees that upon the Exercise of any Option by the Grantee (or his Nominee(s)), it shall cause and procure the number of Option Shares provided in the Exercise Notice to be issued to such exercising Grantee (or his Nominee(s)) within seven (7) Business Days after the date of the Exercise Notice.

3. PERFORMANCE TARGET AND CONDITION PRECEDENT

3.1. The obligation of the Company to effect the Option and the issuance of Option Shares to an exercising Grantee upon his Exercise of the Option shall be subject to the fulfilment of the following conditions (the "**Performance Target**") set forth in **Exhibit A** hereto.

4. INFORMATION, DISTRIBUTIONS AND ADJUSTMENTS

4.1. Information: The Grantee (the "**Requesting Grantee**") shall be entitled to request from the Company at any time before the Completion, a copy of any information received from the Company which may be in the possession of the Company and, upon such request, the Company shall provide such information to the Requesting Grantee.

4.2. Distributions: The Company agrees that the Grantee shall be entitled to all the Distributions in respect of his Option Shares. In the event that any such Distributions have been received by the then existing shareholder of the Company for any reason, the Company shall cause the existing shareholder at the request of the Grantee to pay an amount equivalent to the Distributions received to the Grantee.

4.3. Adjustments: If, prior to the Completion, the Company shall effect any adjustment in its share capital (such as share split, share dividend, share combination or other similar acts), then the number of Option Shares to be issued to the Grantee upon Exercise shall be adjusted accordingly to take into account such adjustment.

5. COMPLETION

5.1. Time and Venue: Completion of the sale and purchase of the Option Shares pursuant to the Exercise shall take place at such place decided by the exercising Grantee on the Completion Date.

5.2. Business at Completion: At Completion of each Exercise, all (but not part only) of the following shall be transacted:

5.2.1 the exercising Grantee shall pay the Exercise Price to the Company in cash;

5.2.2 the Company shall, and procure the then existing shareholders and directors of the Company to, within seven (7) Business Days after the date of Exercise Notice, deliver to the exercising Grantee (or his Nominee(s), same below) the following documents and take all corporate actions necessary to give effect to such delivery:

(a) a share certificate or share certificates in respect of the number of the Option Shares exercised by such exercising Grantee;

(b) a certified true copy of the register of members of the Company updated to show the entry of the exercising Grantee as the holder of the Option Shares so exercised; and

(c) any other documents as the exercising Grantee may reasonably believe necessary to give effect to the issuance of the exercised Option Shares.

6. CONFIDENTIALITY

The transaction contemplated hereunder and any information exchanged between the Parties pursuant to this Agreement will be held in complete and strict confidence by the concerned Parties and their respective advisors, and will not be disclosed to any person except: (i) to the

Parties' respective officers, directors, employees, agents, representatives, advisors, counsel and consultants that reasonably require such information and who agree to comply with the obligation of non-disclosure pursuant to this Agreement; (ii) with the express prior written consent of the other Party; or (iii) as may be required to comply with any applicable law, order, regulation or ruling, or an order, request or direction of a government agency; provided, however, that the foregoing shall not apply to information that: (1) was known to the receiving Party prior to its first receipt from the other Party; (2) becomes a matter of public knowledge without the fault of the receiving Party; or (3) is lawfully received by the Party from a third person with no restrictions on its further dissemination.

7. COMPANY'S UNDERTAKINGS

Without the prior written consent of the Grantee, the Company shall not, (i) issue or create any new shares, equity, registered capital, ownership interest, or equity-linked securities, or any options or warrants that are directly convertible into, or exercisable or exchangeable for, shares, equity, registered capital, ownership interest, or equity-linked securities of the Company, or other similar equivalent arrangements, (ii) alter the shareholding structure of the Company, (iii) cancel or otherwise alter the Option Shares, (iv) amend the register of members or the memorandum and articles of association of the Company, (v) liquidate or wind up the Company, or (vi) act or omit to act in such a way that would be detrimental to the interest of the Grantee in the Option Shares. The Company shall disclose to the Grantee true copies of all the financial, legal and commercial documents of the Company and the resolutions of the shareholders and the board of directors.

8. MISCELLANEOUS

8.1. Indulgence, Waiver Etc: No failure on the part of any Party to exercise and no delay on the part of such Party in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or any other right or remedy.

8.2. Effective Date and Continuing Effect of Agreement: This Agreement shall take effect from the Effective Date. All provisions of this Agreement shall not, so far as they have not been performed at Completion, be in any respect extinguished or affected by Completion or by any other event or matter whatsoever and shall continue in full force and effect so far as they are capable of being performed or observed, except in respect of those matters then already performed.

8.3. Successors and Assigns: This Agreement shall be binding on and shall ensure for the benefit of each of the Parties' successors and permitted assigns. Any reference in this Agreement to any of the Parties shall be construed accordingly.

8.4. Further Assurance: At any time after the date of this Agreement, each of the Parties shall, and shall use its best endeavors to procure that any necessary third party shall, execute such documents and do such acts and things as any other Party may reasonably require for the purpose of giving to such other Party the full benefit of all the provisions of this Agreement.

8.5. Remedies: No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any Party shall not constitute a waiver by such Party of the right to pursue any other available remedies.

8.6. Severability of Provisions: If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, continue to be valid as to its other provisions and the remainder of the affected provision; and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

8.7. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

8.8. Dispute Resolution: In the event of any dispute, claim or difference (the "**Dispute**") between any Parties arising out of or in connection with this Agreement, the Dispute shall be resolved in accordance with the following:

(a) *Negotiation between Parties; Mediations*. The Parties agree to negotiate in good faith to resolve any Dispute. If the negotiations do not resolve the Dispute to the reasonable satisfaction of all parties within thirty (30) days, subsection (b) below shall apply.

(b) *Arbitration*. In the event the Parties are unable to settle a Dispute in accordance with subsection (a) above, such Dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the "UNCITRAL Rules") in effect, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.

8.9. Counterparts: This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party hereto may enter into this Agreement by signing any such counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the date first above written.

For and on behalf of
REDSKY GROUP LIMITED
旭 鴻 集 團 有 限 公 司

The Company

Authorised Signature(s)

Redsky Group Limited （旭鴻集團有限公司）

By: ______________________
Name: Meiyi Xia
Title: Director

The Grantee

Gao Xincheng （高新成）

By: ______________________

[SIGNATURE PAGE TO INCENTIVE OPTION AGREEMENT]

written.

<u>The Company</u>

Redsky Group Limited • • • • • • • • • • • • • •

By: ____________________
Name: Meiyi Xia
Title: Director

<u>The Grantee</u>

Gao Xincheng • • • • • • • •

By: ____________________

EXHIBIT A

PERFORMANCE TARGET

Xi'an Baorun Industrial Development Co., Ltd. (西安市宝润实业发展有限公司) shall have generated a gross revenue of (i) at least USD 3,000,000 for a fiscal year commencing from January 1, 2007 to December 31, 2007 (the "**2007 Revenue**"); (ii) at least USD 1,350,000 for six months commencing from January 1, 2008 to June 30, 2008 (the "**2008 Half Revenue**"); (iii) at least USD 3,500,000 for a fiscal year commencing from January 1, 2008 to December 31, 2008 (the "**2008 Revenue**").

SCHEDULE A

Grantee and Option Shares

Grantees	**ID Card Number**	**Number of Option Shares**	**Exercise Price**
Gao Xincheng	610203196306133617	3000	USD3,000
Total		3000	USD3,000

SCHEDULE B

Part I

Form of Exercise Notice

To : Redsky Group Limited (旭鴻集團有限公司) (the "Company")

From : [ ] (the "Grantee")

We refer to the Incentive Option Agreement (the "**Option Agreement**") dated [ ] 2007 made between the Grantee and the Company. Terms defined in the Option Agreement shall have the same meanings as used herein.

We hereby give you notice that we require you to sell to us / [*Nominees' names*] in accordance with the terms and conditions of the Option Agreement, the following Option Shares at the Exercise Price set out below, subject to the terms and conditions set out in the Option Agreement. Completion shall take place at [ ] on [ ] at the office of [ ].

Grantee	Option Shares	Exercise Price
[ ]		

Dated [ ]

Yours faithfully

____

Name:
Title:
For and on behalf of
Gao Xincheng

Party II

Form of Transfer Notice

To : Redsky Group Limited （旭鴻集團有限公司）(the "Company")

From : [ ] (the "Grantee")

We refer to the Incentive Option Agreement (the "**Option Agreement**") dated [ ], 2007 made between the Grantee and the Company. Terms defined in the Option Agreement shall have the same meanings as used herein.

We hereby give you notice that we will transfer to [*Nominees' names*] the following portion of the Option, expressed in terms of the number of Option Shares represented by the portion of the Option transferred in accordance with the terms and conditions of the Option Agreement,.

Grantee	Nominees	Option Shares Represented
[ ]		

Dated [ ]

Yours faithfully

____

Name:
Title:
For and on behalf of
Gao Xincheng